Cerence Q4FY21 Earnings Call Presentation November 22, 2021 © 2021 Cerence Inc. Sanjay Dhawan, CEO Mark Gallenberger, CFO Rich Yerganian, VP of IR Exhibit 99.2

Forward-Looking Statements This material and any oral statements made in connection with this material include "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Statements made which provide the Company’s or management’s intentions, beliefs, expectations or predictions for the future are forward-looking statements and are inherently uncertain. The opinions, forecasts, projections or other statements other than statements of historical fact, including, without limitation, plans and objectives of management of the Company are forward-looking statements. It is important to note that actual results could differ materially from those discussed in such forward-looking statements. Important factors that could cause actual results to differ materially include the risk factors and other cautionary statements contained from time to time in the Company’s SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the Company’s web site at http://www.cerence.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

Cerence Delivers Strong Q4FY21….. Exceeded quarterly guidance on nearly all profitability metrics despite industry headwinds NOTE: Refer to the Appendix for more information on GAAP to non-GAAP reconciliations $0.20 GAAP EPS -diluted $0.66 Non-GAAP EPS -diluted 75.4% GAAP Gross Margin 78.1% Non-GAAP Gross Margin $8.0M GAAP Net Income $38.8M 39.6% Adjusted EBITDA $98.1M Revenue 7.5% Year Over Year Growth 3

… and Fiscal Year 2021 Met or exceeded original guidance on all metrics despite semi-shortages NOTE: Refer to the Appendix for more information on GAAP to non-GAAP reconciliations $1.17 GAAP EPS -diluted $2.53 Non-GAAP EPS -diluted 73.9% GAAP Gross Margin 77.3% Non-GAAP Gross Margin $45.9M GAAP Net Income $155.9M 40.3% Adjusted EBITDA $387.2M Revenue 17% Year Over Year Growth 4 $590M Bookings

Innovation is Key to Future Growth New Product Launches FY21 Karaoke Ride Just Talk Connect Browse Tour Guide EVD Swype Drive 2.0 Extend Building Mobility Look

Industry Recognition of Cerence Leadership Baidu Maps Award Jin Yan (Golden Wild Goose) Awards Gaogong Auto Golden Globe Award Automotive News PACE Award 2021 Project Voice Awards Informa Tech Automotive Award Best Ecological Cooperation Developer of 2020 Leading Intelligent Voice Supplier Award -first half year of 2021 voice supply share leader 2021 China AI Innovative Technology Award 2021 China AI Innovative Enterprise For Cerence Pay, Cerence’s In-Car Payment Product Outstanding Achievement of the Year Voice Developer of the Year Sanjay Dhawan named Voice/AI Executive of the Year Independent Voice AI Company of the Year Automotive Voice AI Developer of the Year Best Use of Synthetic Voices Software Supplier of the Year

Key win in the two-wheeler market First win in the building mobility market Strong bookings for new products and services 14 new logo wins, including 5 competitive takeaways (3 in China) Record number of 174 SoPs (Start of Production) Building a Strong Foundation for Growth

KPIs Indicate Sustainable Growth Potential 81% Repeatable software revenue contribution (TTM) +20% Change in number of Cerence cloud-connected cars shipped (TTM over prior year TTM change in auto production for the same period according to IHS data is 9%) +8% Growth in billings per car (TTM over prior year TTM, and excludes legacy contract) Of worldwide Auto production with Cerence Technology (TTM) Average Contract Duration in years (TTM) 53% 7.9 NOTE: Refer to the Appendix for more information on KPI definitions

Adoption KPIs on a Strong Positive Trend Covid-19 Impact Transactions are defined as the number of initiated user interactions with the Company's cloud computing platforms.

Long-Term Goal | Key Provider of AI for Mobility Road Cabin Driver

11 Financial Summary Financial Summary

12 Footnote: Non-GAAP excludes acquisition-related costs, amortization of acquired intangible assets, restructuring expense, and stock-based compensation.  Refer to the Appendix for more information on GAAP to non-GAAP reconciliations Q4 Exceeded Guidance on Most Profitability Metrics

Revenue Growth Powered by License and Pro Services 1Fixed license revenue includes prepaid and minimum commitment deals. 2Excluding a one-time accounting adjustment of $1.7M to correct an amortization schedule, year-over-year growth would have been 18%

14 Footnote: Non-GAAP excludes acquisition-related costs, amortization of acquired intangible assets, restructuring expense, and stock-based compensation.  Refer to the Appendix for more information on GAAP to non-GAAP reconciliations FY21 Exceeded Guidance on Nearly All Metrics

Revenue Growth Powered by License and Pro Services 1Fixed license revenue includes prepaid and minimum commitment deals. 2Excluding a one-time accounting adjustment of $1.7M to correct an amortization schedule, year-over-year growth would have been 36%

Backlog Increased by $200M to a Record of Approximately $2 Billion (1) These figures are estimates and based on existing customer contracts and management estimates about future vehicle shipments. The revenue that we actually recognize from our backlog is subject to several factors, including the number and timing of vehicles our customers ship, potential terminations or changes in scope of customer contracts and currency fluctuations Backlog as of September 30, 20211 24 Enables High Revenue Visibility and Stability

Legacy Contract Revenue Schedule Legacy (Toyota) contract dates back to 2013 One-off contract for providing connected services Customer transitioned to “New” connected services model $M

FY22 Full Year Guidance Footnote: (a) Non-GAAP excludes acquisition-related costs, amortization of acquired intangible assets, restructuring expense, and stock-based compensation.  Refer to the Appendix for more information on GAAP to non-GAAP reconciliations (b) Pro forma adjusted growth rate excluding the $23M decline in legacy connected revenue in FY22

Q1FY22 Guidance Footnote: Non-GAAP excludes acquisition-related costs, amortization of acquired intangible assets, restructuring expense, and stock-based compensation.  Refer to the Appendix for more information on GAAP to non-GAAP reconciliations

Thank you. 20 © 2021 Cerence Inc.

Appendix 21

Non-GAAP Financial Measures – Definitions Discussion of Non-GAAP Financial Measures We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months and twelve ended September 30, 2021 and 2020, our management has either included or excluded the following items in general categories, each of which is described below. Adjusted EBITDA  Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Non-GAAP Financial Measures – Definitions Restructuring and other costs, net. Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company. Acquisition-related costs, net. In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses. These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows: Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties. Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities. Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Non-GAAP Financial Measures – Definitions Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets. Non-cash expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follow (i)Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods. ii)Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods. Other expenses. We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions. 24

KPI Measures – Definitions Key performance indicators We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended September 30, 2021, our management has reviewed the following KPIs, each of which is described below: • Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data. • Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years. • Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues. • Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis. • Growth in billings per car: The rate of growth calculated from the average billings per car based on a trailing twelve month comparison while excluding legacy contract and adjusted for prepay usage.

Q4FY21 Reconciliations of GAAP to non-GAAP Results

(unaudited - in thousands, except per share data)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Twelve Months Ended September 30, 2021	Twelve Months Ended September 30, 2020
GAAP revenue	$ 98,076	$ 91,242	$ 387,182	$ 330,967
GAAP gross profit	$ 73,949	$ 65,658	$ 286,108	$ 223,116
Stock-based compensation	815	1,588	5,760	5,573
Amortization of intangible assets	1,879	1,929	7,516	8,337
Non-GAAP gross profit	$ 76,643	$ 69,175	$ 299,384	$ 237,026
GAAP gross margin	75.4%	72.0%	73.9%	67.4%
Non-GAAP gross margin	78.1%	75.8%	77.3%	71.6%
GAAP operating income	$ 10,758	$ 16,257	$ 60,594	$ 22,431
Stock-based compensation	18,376	14,331	60,555	47,285
Amortization of intangible assets	5,048	5,097	20,206	20,881
Restructuring and other costs, net	2,315	2,733	5,092	16,458
Non-GAAP operating income	$ 36,497	$ 38,418	$ 146,447	$ 107,055
GAAP operating margin	11.0%	17.8%	15.7%	6.8%
Non-GAAP operating margin	37.2%	42.1%	37.8%	32.3%
GAAP net income (loss)	$ 7,991	$ 8,207	$ 45,893	$ (18,316)
Stock-based compensation	18,376	14,331	60,555	47,285
Amortization of intangible assets	5,048	5,097	20,206	20,881
Restructuring and other costs, net	2,315	2,733	5,092	16,458
Depreciation	2,337	2,240	9,455	9,160
Total other income (expense), net	(3,256)	(6,625)	(12,325)	(45,471)
(Benefit from) provision for income taxes	(489)	1,425	2,376	(4,724)
Adjusted EBITDA	$ 38,834	$ 40,658	$ 155,902	$ 116,215
GAAP net income (loss) margin	8.1%	9.0%	11.9%	-5.5%
Adjusted EBITDA margin	39.6%	44.6%	40.3%	35.1%

(unaudited - in thousands, except per share data)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Twelve Months Ended September 30, 2021	Twelve Months Ended September 30, 2020
GAAP net income (loss)	$ 7,991	$ 8,207	$ 45,893	$ (18,316)
Stock-based compensation	18,376	14,331	60,555	47,285
Amortization of intangible assets	5,048	5,097	20,206	20,881
Restructuring and other costs, net	2,315	2,733	5,092	16,458
Loss on debt extinguishment	-	-	-	19,279
Non-cash interest expense	1,283	1,261	5,013	5,286
Indemnification asset release	-	1,215	-	1,215
Adjustments to income tax expense	(6,599)	(6,841)	(29,582)	(26,742)
Non-GAAP net income	$ 28,414	$ 26,003	$ 107,177	$ 65,346
Adjusted EPS:				
GAAP Numerator:				
Net income (loss) attributed to common shareholders	$ 7,991	$ 8,207	$ 45,893	$ (18,316)
Non-GAAP Numerator:				
Net income attributed to common shareholders	$ 28,414	$ 26,003	$ 107,177	$ 65,346
Interest on Convertible Senior Notes, net of tax	1,019	998	4,043	1,323
Net income attributed to common shareholders - diluted	$ 29,433	$ 27,001	$ 111,220	$ 66,669
GAAP Denominator:				
Weighted-average common shares outstanding - basic	38,015	36,765	37,752	36,428
Adjustment for diluted shares	1,733	2,276	1,537	-
Weighted-average common shares outstanding - diluted	39,748	39,041	39,289	36,428
Non-GAAP Denominator:				
Weighted-average common shares outstanding- basic	38,015	36,765	37,752	36,428
Adjustment for diluted shares	6,410	6,952	6,214	2,747
Weighted-average common shares outstanding - diluted	44,425	43,717	43,966	39,175
GAAP net income (loss) per share - diluted	$ 0.20	$ 0.21	$ 1.17	$ (0.50)
Non-GAAP net income per share - diluted	$ 0.66	$ 0.62	$ 2.53	$ 1.70
GAAP net cash provided by operating activities	$ 23,321	$ 26,212	$ 74,389	$ 44,789
Capital expenditures	(3,992)	(2,937)	(12,047)	(19,012)
Free Cash Flow	$ 19,329	$ 23,275	$ 62,342	$ 25,777

cerence

© 2021 Cerence Inc.

26

Calculation of Repeatable Revenue Software Contribution (unaudited - in thousands) Q4FY21 Q3FY21 Q2FY21 Q1FY21 GAAP revenues $98,076 $96,801 $98,662 $93,643 Less: Professional services revenue 21,073 16,538 16,555 21,299 Non-GAAP Repeatable revenues $77,003 $80,263 $82,107 $72,344 GAAP revenues TTM $387,182 Less: Professional services revenue TTM 75,465 Non-GAAP Repeatable revenues TTM $311,717 Repeatable software contribution 81%

Q1FY22 and FY22 Reconciliations of GAAP to non-GAAP Guidance

	Q1 2022		FY2022	
(unaudited - in thousands)	Low	High	Low	High
GAAP revenue	$ 91,000	$ 96,000	$ 400,000	$ 425,000
GAAP gross profit	$ 66,000	$ 71,000	$ 298,000	$ 321,000
Stock-based compensation	1,300	1,300	5,600	5,600
Amortization of intangible assets	1,900	1,900	3,000	3,000
Non-GAAP gross profit	$ 69,200	$ 74,200	$ 306,600	$ 329,600
GAAP gross margin	73%	74%	75%	76%
Non-GAAP gross margin	76%	77%	77%	78%
GAAP operating income	$ 11,800	$ 15,300	$ 67,400	$ 86,300
Stock-based compensation	10,900	10,900	48,200	48,200
Amortization of intangible assets	5,000	5,000	14,700	14,700
Restructuring and other costs, net	1,100	1,100	2,300	2,300
Non-GAAP operating income	$ 28,800	$ 32,300	$ 132,600	$ 151,500
GAAP operating margin	13%	16%	17%	20%
Non-GAAP operating margin	32%	34%	33%	36%
GAAP net income	$ 8,000	$ 10,200	$ 33,900	$ 43,000
Stock-based compensation	10,900	10,900	48,200	48,200
Amortization of intangible assets	5,000	5,000	14,700	14,700
Restructuring and other costs, net	1,100	1,100	2,300	2,300
Depreciation	2,300	2,300	11,400	11,400
Total other income (expense), net	(3,400)	(3,400)	(13,500)	(13,500)
Provision for income taxes	400	1,700	20,000	29,800
Adjusted EBITDA	$ 31,100	$ 34,600	$ 144,000	$ 162,900
GAAP net income margin	9%	11%	8%	10%
Adjusted EBITDA margin	34%	36%	36%	38%

cerence
© 2021 Cerence Inc.
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Q1FY22 and FY22 Reconciliations of GAAP to non-GAAP Guidance (unaudited - in thousands, except per share data)